Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, IDENTIFIED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 11 TO THE AMENDED AND RESTATED
MASTER TRUST AGREEMENT

This AMENDMENT NO. 11 TO THE AMENDED AND RESTATED MASTER TRUST AGREEMENT (“Amendment No. 11”) is made effective as of September 27, 2019 (“Amendment Effective Date”) by and between MoneyGram Payment Systems, Inc. (“MoneyGram”), a Delaware corporation with a principal place of business at 2828 N. Harwood, Dallas, TX 75201 and Walmart Inc. formally known as Wal-Mart Stores, Inc. (“Walmart”), a Delaware corporation, with a principal place of business at 702 SW 8th Street, Bentonville, AR 72716. MoneyGram and Walmart are collectively referred to in this Amendment No. 11 as the “Parties” and each individually as a “Party”.
WHEREAS, MoneyGram and Walmart effective February 1, 2016 entered into that certain Amended and Restated Master Trust Agreement (as amended, “Agreement”), pursuant to which, among other things, MoneyGram appointed Walmart as its limited agent and authorized delegate for the sole purpose of offering and selling Services;
WHEREAS, MoneyGram and Walmart now desire to amend the Agreement as of the Amendment Effective Date as set forth in this Amendment No. 11;
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the Parties agree as follows:

1.	Capitalized terms used in this Amendment No. 11 and not specifically defined in this Amendment No. 11 shall have the meaning set forth in the Agreement.

2.	Supplies. The Parties agree that the third sentence of Section 6 of the Agreement shall be revised to add the following provision to the end of such sentence:
“, except as otherwise stated in Section 6(d).”
Equipment. The Parties agree to replace Section 6(d) of the Agreement in its entirety with the following Section:
(d)    Equipment. Walmart will immediately notify MoneyGram if Equipment is not working and MoneyGram will perform all maintenance at MoneyGram’s cost and expense. In the event repair is necessary for the Equipment, MoneyGram will pay costs to ship its Equipment to and from Walmart to its service center and back. Notwithstanding anything in the Agreement to the contrary, Walmart will not be charged for any non-returned Equipment or Supplies.

3.	Term. The Parties agree to replace Section 9(a) of the Agreement in its entirety with the following Section:
9.(a). Term; Termination.
This Agreement shall commence at 12:01 a.m. on the “Effective Date” and shall continue until March 29, 2021 (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall be subject to automatic successive renewals of one (1) year terms (each a “Renewal Term”), unless either Party notifies the other of its election to terminate the Agreement at least one hundred and eighty days prior to the expiration of the Initial Term or any

Renewal Term. The Initial Term and any Renewal Term may also be collectively referred to as the “Term”.
ATTACHMENT A - MONEY ORDER ATTACHMENT

4.
Marketing Funds. As of February 1, 2020, the Parties agree to delete Section J of Attachment A of the Agreement in its entirety with no replacement. Any amounts remaining in the Marketing Fund on January 31, 2020 shall be disbursed to Walmart.

5.	FEE SCHEDULE TO MONEY ORDER ATTACHMENT. As of February 1, 2020, the Parties agree to replace the Fee Schedule to Attachment A, the Money Order Attachment, in its entirety with the following:
Fee Schedule to Money Order Attachment

•	Walmart will pay MoneyGram a Money Order Fee in the amount of [***] per Money Order issued by Walmart.
ATTACHMENT B - BILL PAYMENT SERVICE ATTACHMENT

6.	Bill Payment Service Compensation. As of February 1, 2020, the Parties agree to replace Section I of Attachment B of the Agreement in its entirety with the following Section:

I.	Bill Payment Service Compensation.

(i)	Walmart shall be entitled to a Bill Payment commission (“BP Commission”) for each Bill Payment Service transaction performed by Walmart.

(ii)
For each Bill Payment Service transaction conducted by Walmart, MoneyGram agrees to pay Walmart a BP Commission of [***] where the payment collected is less than or equal to [***], and [***] where the payment collected is greater than [***].

(iii)
MoneyGram and Walmart may agree from time to time to implement special initiatives for certain transactions. For those special initiatives, the Parties may agree to a modified BP Commission for such transactions.

(iv)
Walmart is committed to saving customer’s money, so they can live better through an Every Day Low Cost (EDLC), Every Day Low Price (EDLP) model. MoneyGram is equally committed to this goal and [***]. [***].

(v)	[***].

ATTACHMENT C - MONEY TRANSFER ATTACHMENT

7.	MT Commission. As of February 1, 2020, the Parties agree to replace Section I of Attachment C of the Agreement in its entirety with the following Section:

I.	MT Commissions.

(i)
For each Transfer Send and Transfer Receive transaction conducted at an Agent Location, MoneyGram agrees to pay Walmart as compensation [***] where the face value of the transaction is less than or equal to [***], [***] where the face value of the transaction is greater than [***] (the “MT Commissions”).

•
Walmart is committed to saving customers money so they can live better through an Every Day Low Cost (EDLC), Every Day Low Price (EDLP) model. MoneyGram is equally committed to this goal and will not charge [***] for transactions at Walmart. If MoneyGram charges [***] transactions at Walmart, such action will be a material breach of this Agreement.

•
MoneyGram and Walmart may agree from time to time to implement lower MT Commissions for certain transactions (e.g., promotional pricing for transactions from Walmart US to Walmart Mexico). For those special initiatives, the Parties may agree to a modified MT Commission rate for such transactions.

(ii) No Consumer Fee will be charged to consumers and no MT Commissions or other compensation will be paid to Walmart for processing refunds.

8.
MGI IGD Allowance. As of February 1, 2020, the Parties agree the IGD Allowance in Attachment C Money Transfer Attachment, Section N (ii) of the Agreement is deleted in its entirety and replaced with the following:

(ii)
MoneyGram will provide an allowance to support innovation, growth and development of all MoneyGram services at Walmart as well as the marketing of Branded Money Transfer Service at Walmart. The allowance will be calculated on [***] commencing as of February 1, 2018 and continuing for the Term of the Agreement. The [***] allowance will be [***] (the “MGI IGD Allowance”). The allowance fund shall not exceed US [***]at any given point in time. The MGI IGD Allowance will be used as mutually agreed by the Parties. Both Parties will meet at the beginning of Walmart’s each new fiscal year to determine the overall budget and priority project roadmap for IGD fund expenditures for that year. During each [***] business review, both Parties will review the budget and roadmap for adjustments. Unused funds will be automatically rolled into the next fiscal year MGI IGD Allowance. Upon termination of the Agreement, any MGI IGD Allowance amounts not disbursed will remain with MoneyGram.

ATTACHMENT O - WALMART2WORLD MONEY TRANSFER ADDENDUM

9.	Foreign Exchange Margin. The Parties agree to replace Section H of Attachment O of the Agreement in its entirety with the following Section:
H. Foreign Exchange Margin.
As of the Effective Date of this Amendment, Walmart is committed to saving customers money so they can live better through an Every Day Low Cost (EDLC), Every Day Low Price (EDLP) model. MoneyGram is equally committed to this goal and will offer [***]. MoneyGram agrees, where Consumer Exchange Rates are applicable, the blended FX Margin for Walmart2World will be [***].

10.	Co-Branded MTaaS Website. The Parties agree to delete Section M of Attachment O of the Agreement in its entirety with no replacement.

11.	Money Transfer Processing Fee. As of February 1, 2020, the Parties agree to replace Section I of Attachment O of the Agreement in its entirety with the following Section.

I.	Money Transfer Fee.
For each Transfer Send transaction performed at an Agent Location under the Walmart2World Money Transfer Service, Walmart agrees to pay MoneyGram as compensation a [***] (the “Walmart2World Money Transfer Processing Fee”).
ATTACHMENT M - CO-BRANDED MTaaS WEBSITE ADDENDUM

12.	MTaaS Co-Branded Site; Links to the MTaaS Co-Branded Site. The Parties agree to replace Section 3(c) of Attachment M of the Agreement in its entirety with the following:
(c)    Walmart shall place an MTaaS Link or Links on the Walmart.com Site. Notwithstanding anything in the Agreement to the contrary, Walmart shall have control of the Walmart.com Site and all content therein and may suspend or remove any Link or Links at any time in its sole and absolute discretion. Additionally, MoneyGram may request via written notice to Walmart that Walmart suspend or remove any Link or Links, if it reasonably believes that such Links violates MoneyGram policies and procedures that MoneyGram has previously provided to Walmart in writing, the MoneyGram branding or is in violation of this Agreement. Any written request from MoneyGram will specify with reasonable particularity the reason for MoneyGram’s request and shall identify measures that Walmart may take to remediate such alleged violation of MoneyGram policies and procedures, MoneyGram branding or this Agreement. All MoneyGram transactions shall be subject to MoneyGram’s compliance and privacy policies and procedures. Walmart may request that MoneyGram suspend the accessibility of the MTaaS Co-Branded Site and/or remove any content from the MTaaS Co-Branded Site at any time upon Walmart’s written request (which may be made in Walmart’s sole and absolute discretion) and MoneyGram shall suspend the accessibility of the MTaaS Co-Branded Site and/or remove such content as soon as reasonably possible, not to exceed sixty (60) days from the receipt of such request; provided, however, that if MoneyGram is unable to suspend the accessibility of the MTaaS Co-Branded Site or remove content within sixty (60) days of receipt of a request from Walmart, MoneyGram shall notify Walmart and shall use commercially reasonable efforts to suspend the accessibility of the MTaaS Co-Brand Site or remove such content as soon as possible. Nothing in this Addendum shall restrict Walmart from providing any product or service through the Walmart.com Site.

13.	Payment, Taxes and Reporting. As of February 1, 2020, the Parties agree to replace Section 12 (a) of Attachment M of the Agreement in its entirety with the following:
(a) In exchange for placing the Links on the Walmart.com site and any other actions taken by Walmart pursuant to this Addendum, MoneyGram will pay Walmart a commission for each Completed Transaction by a Co-branded Customer (the “Walmart Commission”) as follows: [***].

14.	MTaaS Bill Payment Service Compensation. The Parties agree to replace Section 4 of Amendment 1 to the Co-Branded MTaaS Website Addendum with the following:
MoneyGram will pay Walmart a commission for each completed Bill Pay Transaction (the “BP MTaaS Commission”) in accordance with Section 12 of Attachment M, including without limitations Sections 12 (c), (d), and (e), except to the extent that BP MTaaS Commissions shall be paid to Walmart at a rate of [***]. MoneyGram and Walmart may agree from time to time to implement special initiatives for certain transactions. For those special initiatives, the Parties may agree to a modified MTaaS BP Commission for such transactions.

15.
Each Party acknowledges and agrees that each and every provision of this Amendment No. 11, including the recitals and any “whereas” clauses, is contractual in nature and binding on the Parties. Except as expressly set forth in this Amendment No. 11, nothing in this Amendment No. 11 will modify, alter or amend any provision or term of the Agreement.

IN WITNESS HEREOF, the Parties have caused this Amendment No. 11 to be executed by their fully authorized representatives as of the Amendment Effective Date.

WALMART INC. MONEYGRAM PAYMENT SYSTEMS, INC.

By: /s/ Wilbert Paul Noronha     By: /s/ W. Alexander Holmes
Name: Wilbert Noronha          Name: W. Alexander Holmes
Title: VP Financial Services      Title: Chief Executive Officer
Date: September 26, 2019          Date: September 27, 2019